As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

APTARGROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3853103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

265 Exchange Drive, Suite 301, Crystal Lake, Illinois	60014
(Address of Principal Executive Offices)	(Zip Code)

AptarGroup, Inc. 2018 Equity Incentive Plan, as amended

(Full title of the plan)

Kimberly Chainey

Executive Vice President, Chief Legal Officer and Corporate Secretary

265 Exchange Drive, Suite 301

Crystal Lake, Illinois 60014

(Name and address of agent for service)

(815) 477-0424

(Telephone number, including area code, of agent for service)

Copy to:

Gary D. Gerstman

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

NOTE

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by AptarGroup, Inc. (the “Company”), relating to 1,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates under the AptarGroup, Inc. 2018 Equity Incentive Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Company's prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2018 (Registration No. 333-224617), May 11, 2020 (Registration No. 333-238166) and May 4, 2023 (Registration No. 333-271658) relating to shares of Common Stock issuable to eligible employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates under the Plan (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents heretofore filed with the Commission by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 7, 2025.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 2, 2025.

(c)	The Company’s Current Report on Form 8-K, filed with the Commission on May 8, 2025.

(d)	The description of the Common Stock, which is contained in the Registration Statement on Form 8-A filed with the Commission on April 5, 1993, including any subsequent amendment or any report filed for the purpose of updating such description, including Exhibit 4.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-8 filed with the Commission on July 25, 2008, is hereby incorporated by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 2, 2024, is hereby incorporated by reference.

4.3	Amended and Restated By-Laws of the Company, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on October 25, 2024, is hereby incorporated by reference.

4.4	AptarGroup, Inc. 2018 Equity Incentive Plan, as amended effective May 7, 2025, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 8, 2025, is hereby incorporated by reference.

*5.1	Opinion of Sidley Austin LLP.

*23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Powers of Attorney (contained in the signature page to this Registration Statement)

*107	Calculation of Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois, on May 9, 2025.

APTARGROUP, INC.

By:	/s/ Vanessa Kanu
Vanessa Kanu
Executive Vice President and Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephan B. Tanda, Vanessa Kanu and Kimberly Chainey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Stephan B. Tanda	President and Chief Executive Officer and	May 9, 2025
Stephan B. Tanda	Director (Principal Executive Officer)

/s/ Vanessa Kanu	Executive Vice President and	May 9, 2025
Vanessa Kanu	Chief Financial Officer (Principal Financial Officer)

/s/ Daniel Ackerman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 9, 2025
Daniel Ackerman

/s/ Candace Matthews	Chair of the Board and Director	May 9, 2025
Candace Matthews

/s/ George L. Fotiades	Director	May 9, 2025
George L. Fotiades

/s/ Sarah Glickman	Director	May 9, 2025
Sarah Glickman

/s/ Giovanna Kampouri Monnas	Director	May 9, 2025
Giovanna Kampouri Monnas

/s/ Isabel Marey-Semper	Director	May 9, 2025
Isabel Marey-Semper

/s/ B. Craig Owens	Director	May 9, 2025
B. Craig Owens

/s/ Matthew Trerotola	Director	May 9, 2025
Matthew Trerotola

/s/ Ralf K. Wunderlich	Director	May 9, 2025
Ralf K. Wunderlich

/s/ Julie Xing	Director	May 9, 2025
Julie Xing